As filed with the Securities and Exchange Commission on August 26, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________________________

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

Healthcare Services Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	23-201836
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3220 Tillman Drive Glenview Corporate Center, Suite 300 Bensalem, Pennsylvania 19020 (215) 639-4274
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Daniel P. McCartney Chairman and Chief Executive Officer Health Servises Group, Inc. 3220 Tillman Drive Glenview Corporate Center, Suite 300 Bensalem, Pennyslavania 19020 (212) 639-4274
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Ageng for Services)

Copies to:

Victor M. Rosenzweig, Esq.
Kenneth A. Schlesinger, Esq.
Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
(212) 451-2300

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered  on this form are to be offered on a delayed or continuous basis  pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestments plans, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

large accelerated filer ☒	accelerated filer ☐
non-accelerated filer ☐ (do not check if a smaller reporting company)	smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	329,598	$17.70	(3)	$5,833,884.60	$325.53

(1)
In the event of a stock split, stock dividend and similar transactions involving the Registrant’s Common Stock, $0.01 par value per share, the shares registered hereby shall automatically be increased or decreased pursuant to Rule 416 of the Securities Act of 1933, as amended.

(2)
Includes 263,678 shares of the Registrant’s Common Stock, which the Registrant may issue to the selling stockholder in connection with an earn-out under the terms of an Asset Purchase Agreement.  As of the date of the filing of this Registration Statement, such 263,678 shares had not yet been issued to the selling stockholder.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average of the high and low prices of the Registrant’s Common Stock on the Nasdaq Global Select Market on August 20, 2009.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED AUGUST 26, 2009

PROSPECTUS

329,598 SHARES OF COMMON STOCK

Healthcare Services Group, Inc.

This prospectus relates to the offer and sale by the selling stockholder identified in this prospectus of up to an aggregate 329,598 shares of our common stock.  We will not receive any proceeds from the sale of our common stock under this prospectus.

The selling stockholder may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated.

Our principal executive offices are located at the 3220 Tillman Drive, Glenview Corporate Center, Suite 300, Bensalem, Pennsylvania 19020.  Our telephone number is (215) 639-4274.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “HCSG.”  The last reported sale price for our common stock on August 25, 2009 was $18.13 per share.

This investment involves a high degree of risk.  See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ________ ____, 2009

.

i

You should rely only on the information contained in this prospectus or any accompanying supplemental prospectus and the information specifically incorporated by reference.  We have not authorized anyone to provide you with different information or make any additional representations.  This is not an offer of these securities in any state or other jurisdiction where the offer is not permitted.  You should not assume that the information contained in or incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each of such documents.

ii

PROSPECTUS SUMMARY

This summary represents a summary of all material terms of the offering and only highlights the more detailed information that appears elsewhere, or incorporated by reference, in this prospectus.  This summary may not contain all the information important to you as an investor.  Accordingly, you should carefully read this entire prospectus before deciding whether to invest in our common stock.

Unless the context otherwise requires, all references to “we,” “us,” or “the Company” in this prospectus refer collectively to Healthcare Services Group, Inc., a Pennsylvania corporation, and its subsidiary.

SUMMARY OF THE COMPANY

The Company is a Pennsylvania corporation, incorporated on November 22, 1976.  We provide housekeeping, laundry, linen, facility maintenance and food services to the health care industry, including nursing homes, retirement complexes, rehabilitation centers and hospitals located throughout the United States.  Based on the nature and similarities of the services provided, our business operations consist of two business segments (Housekeeping and Food).  We believe that we are the largest provider of our services to the long-term care industry in the United States, rendering such services to approximately 2,300 facilities in 47 states as of June 30, 2009.  We provide our Housekeeping services to essentially all of the 2,300 facilities and provide Food services to approximately 350 of such facilities.  Although we do not directly participate in any government reimbursement programs, our clients’ reimbursements are subject to government regulation.  Therefore, they are directly affected by any legislation relating to Medicare and Medicaid reimbursement programs.

As of June 30, 2009 we operate one wholly-owned subsidiary, Huntingdon Holdings, Inc.  Huntingdon invests our cash and cash equivalents and also manages our portfolio of marketable securities.

On May 1, 2009, we acquired substantially all of the assets of Contract Environmental Services, Inc. (“CES”)  The aggregate consideration, subject to future revision, was approximately $13,800,000 consisting of approximately: (i) $4,600,000 in cash, (ii) an issuance of 65,920 shares of our common stock (valued at approximately $1,183,000) and a future issuance of up to 263,678 shares (valued at approximately $3,311,000) contingent upon the achievement of certain financial targets, and (iii) the repayment of approximately $4,700,000 of certain debt obligations of CES.

Our principal executive offices are located at 3220 Tillman Drive, Glenview Corporate Center, Suite 300, Bensalem, Pennsylvania 19020.  Our telephone number at such location is (215) 639-4274.

SUMMARY OF THE OFFERING

This prospectus relates to the offer and sale, from time to time, of up to 329,598 shares of our common stock by the selling stockholder listed below.  The shares of common stock being offered under this prospectus were acquired (or with respect to 263,678 shares will be acquired upon the achievement of certain financial targets) from us by the selling stockholder pursuant to our acquisition of the assets of Contract Environmental Services, Inc.  We acquired Contract Environmental Services, Inc., in connection with an Asset Purchase Agreement between us, Contract Environmental Services, Inc., Edward D. Massey, Jason W. LeCroy, Angela D. James, Sherry N. Hipp, and William H. Williamson.

Our registration of the resale of our common stock does not necessarily mean that all or any portion of such common stock will be offered for resale by the selling stockholder.  We will not receive any proceeds from the sale of our common stock under this prospectus.  We have agreed to bear the expenses of registering the shares under all federal and state securities laws.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  The risk factors listed below are those that we consider to be material to an investment in our common stock and those which, if realized, could have material adverse effects on our business, financial condition or results of operations as specifically discussed below.  We believe these are our most significant risk factors, which may be beyond our control and could cause results to differ significantly from projection.  If such an adverse event occurs, the trading price of our common stock could decline, and you could lose all or part of your investment.  Before you invest in our common stock, you should be aware of various risks, including those described below.  You should carefully consider these risk factors, together with all of the other information included or incorporated by reference in this prospectus, before you decide whether to purchase our common stock.  This section includes or refers to certain forward-looking statements.  You should refer to the explanation of the qualifications and limitations on such forward-looking statements discussed on page 6.

We have one client, a nursing home chain, which due to its significant contribution to our total revenues, we consider a major client.

Our major client accounted for 15% of our 2008 total consolidated revenues and 13% of our total consolidated revenues for the six month period ended June 30, 2009.  Such revenue consists of 14% and 17% of our Housekeeping and Food revenues, respectively, for the year ended December 31, 2008, and 13% and 12% of our Housekeeping and Food revenues, respectively, for the six month period ended June 30, 2009.  Additionally, at June 30, 2009 and December 31, 2008, amounts due from such client represented less than 1% of our accounts receivable balance.  Although we expect to continue the relationship with this client, there can be no assurance thereof.  The loss of such client, or a significant reduction in the revenues we receive from such client, would have a material adverse effect on the results of operations of our two operating segments.  In addition, if such client changes its payment terms it would increase our accounts receivable balance and have a material adverse effect on our cash flows and cash and cash equivalents.

Our clients are concentrated in the health care industry which, among other things, is subject to significant government funding.

We provide our services primarily to providers of long-term care.  Congress has enacted a number of major laws during the past decade that have significantly altered, or may alter, overall government reimbursement for nursing home services.  In addition, Congress may in the future consider legislation that may alter overall governmental reimbursement for nursing home services.  Because our clients’ revenues are generally highly reliant on Medicare and Medicaid reimbursement funding rates and mechanisms, the overall effect of these current or future laws or future laws and trends in the long term care industry have affected and could adversely affect the liquidity of our clients, resulting in their inability to make payments to us on agreed upon payment terms. These factors, in addition to delays in payments from clients have resulted in, and could continue to result in, significant additional bad debts in the future.

We have clients located in certain states which have had and may continue to experience significant budget deficits and such deficits may result in reduction of reimbursements to nursing homes.

Certain states, in which our clients are located, have significant budget deficits as a result of lower than projected revenue collections and increased demand for the funding of entitlements.  As a result of these and other adverse economic factors, some state Medicaid programs are reconsidering previously approved increases in nursing home reimbursement or are considering delaying those increases.  A few states have indicated it is possible they will run out of cash to make entitlement payments, including Medicaid payments to nursing homes.  Any disruption or delay in the distribution of Medicaid and related payments to our clients will adversely affect their liquidity and impact their ability to pay us as agreed upon for the services provided.

We have a Paid Loss Retrospective Insurance Plan for general liability and workers’ compensation insurance.

Under our insurance plans for general liability and workers’ compensation, predetermined loss limits are arranged with our insurance company to limit both our per occurrence cash outlay and annual insurance plan cost.  We regularly evaluate our claims pay-out experience, present value factor and other factors related to the nature of specific claims in arriving at the basis for our accrued insurance claims estimate.  Our evaluation is based primarily on current information derived from reviewing our claims experience and industry trends.  In the event that our claims experience and/or industry trends result in an unfavorable change, it would have an adverse effect on our results of operations and financial condition.

We provide services in 47 states and are subject to numerous local taxing jurisdictions within those states.

The taxability of our services is subject to various interpretations within the taxing jurisdictions of our markets.  Consequently, in the ordinary course of business, a jurisdiction may contest our reporting positions with respect to the application of its tax code to our services.  A jurisdiction’s conflicting position on the taxability of our services could result in additional tax liabilities which we may not be able to pass on to our clients or could negatively impact our competitive position in the respective location.  Additionally, if we or one of our employees fail to comply with applicable tax laws and regulations we could suffer civil or criminal penalties in addition to the delinquent tax assessment.

Our business and financial results could be adversely affected by unfavorable results of material litigation or governmental inquiries.

We may from time to time become the subject in the ordinary course of business to material legal action related to, among other things, general liability and employee-related matters, as well as inquiries from governmental agencies.  Legal actions could result in substantial monetary damages as well as adversely affecting our reputation and business status with our clients.  As a result of the risks and consequences of legal actions, our results of operations and financial position could be adversely affected.

We primarily provide our services pursuant to agreements which have a one year term, cancelable by either party upon 30 to 90 days’ notice after the initial 90 to 120-day service agreement period.

We do not enter into long-term contractual agreements with our clients for the rendering of our services.  Consequently, our clients can unilaterally decrease the amount of services we provide or terminate all services pursuant to the terms of our service agreements.  Any loss of a significant number of clients during the first year of providing services, for which we have incurred significant start-up costs or invested in an equipment installation, could in the aggregate materially adversely affect our consolidated results of operations and financial position.

We are dependent on the management experience of our key personnel.

We manage and provide our services through a network of management personnel, from the on-site facility manager up to the executive officers of the company.  Therefore, we believe that our ability to recruit and sustain the internal development of managerial personnel is an important factor impacting future operating results and our ability to successfully execute projected growth strategies.  Our professional management personnel are the key personnel in maintaining and selling additional services to current clients and obtaining new clients.

We may be adversely affected by inflationary or market fluctuations in the cost of products consumed in providing our services or our cost of labor.

The prices we pay for the principal items we consume in performing our services are dependent primarily on current market conditions affecting such items.  Additionally, our cost of labor may be influenced by unanticipated factors in certain market areas, governmental legislative actions or increases in collective bargaining agreements of our clients, to which we assent.  Although we endeavor to pass on such increased costs to our clients, any inability or delay in passing on such increases in costs could negatively impact our profitability.

Our investments represent a significant amount of our assets that may be subject to fluctuating and even negative returns depending upon interest rate movements and financial market conditions.

Although management believes we have a very prudent and responsible investment policy, we are exposed to fluctuations in interest rates and in the market values of our investment portfolio which could adversely impact our financial condition and results of operations.

Market expectations are high and rely greatly on execution of our growth strategy and related increases in financial performance.

Management believes the historical price increases of our Common Stock reflect high market expectations for our future operating results.  In particular, our ability to attract new clients, through organic growth or acquisitions, has enabled us to execute our growth strategy and increase market share.  If, in the event we are not able to continue historical client and revenue growth rates, our operating performance may be adversely affected.  Any failure to meet the market’s high expectations for our revenue and operating results may have an adverse effect on the market price of our Common Stock.

We may be unable to successfully integrate the operations of Contract Environmental Services, Inc. with our operations.

We acquired the assets of Contract Environmental Services, Inc. on May 1, 2009.  Integration of the operations of Contract Environmental Services, Inc. with our operations involve, among others, the following risks:

•	substantial retention of Contract Environmental Services, Inc.’s existing clients;

•	unanticipated or excessive diversion of management’s resources;

•	integration of new operations and personnel; and

•	failure to achieve expected financial results.

Because of these and other risks, our acquisition of Contract Environmental Services, Inc. could have a material adverse effect on our business, financial condition and results of operations.  If we are unable to successfully address any of these risks, our overall business could be harmed.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission for the resale of the common stock being offered under this prospectus.  This prospectus does not contain all the information set forth in the registration statement.  You should refer to the registration statement and its exhibits for additional information.  Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

You should rely only on the information and representations provided or incorporated by reference in this prospectus or any related supplement.  We have not authorized anyone else to provide you with different information.  The selling stockholder will not make an offer to sell these shares in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each such document.

The Securities and Exchange Commission maintains an Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding us.  You may also read and copy any document we file with the Securities and Exchange Commission at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, our beliefs and assumptions.  Words such as “believes”, “anticipates”, “plans”, “expects”, “intends”, “will”, “goal”, and similar expressions are intended to identify forward-looking statements.  The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Such forward looking information is also subject to various risks and uncertainties.  Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; one client accounting for approximately 13% of revenues in the six month period ended June 30, 2009; risks associated with our acquisition of Contract Environmental Services, Inc., including integration risks and costs, or such business not achieving expected financial results or synergies or failure to otherwise perform as expected; our claims’ experience related to workers’ compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, our workforce, or services provided including state and local regulations pertaining to the taxability of our services; and the risk factors described under “Risk Factors.”  Many of our clients’ revenues are highly contingent on Medicare and Medicaid reimbursement funding rates, which Congress has affected through the enactment of a number of major laws during the past decade.  These laws have significantly altered, or threatened to alter, overall government reimbursement funding rates and mechanisms.  In addition, the current economic crisis could adversely affect such funding.  The overall effect of these laws and trends in the long-term care industry have affected and could adversely affect the liquidity of our clients, resulting in their inability to make payments to us on agreed upon payment terms.  These factors, in addition to delays in payments from clients, have resulted in and could continue to result in, significant additional bad debts in the future.  Additionally, our operating results would also be adversely affected if unexpected increases in the costs of labor and labor related costs, materials, supplies and equipment used in performing our services could not be passed on to our clients.

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels.  Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring to those documents.  The information we incorporate by reference is considered to be a part of this prospectus and information that we file later with the Securities and Exchange Commission will automatically update and replace this information.  We incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended prior to the termination of this offering:

(1)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009;

(2)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

(3)
The description of our common stock contained in our registration statement on Form 8-A filed on April 30, 1984, including any amendments or reports filed for the purpose of updating such descriptions.

You may request a copy of these filings (excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings) at no cost, by writing or telephoning us at:

Healthcare Services Group, Inc.
Richard W. Hudson, Secretary
3220 Tillman Drive
Glenview Corporate Center, Suite 300
Bensalem, Pennsylvania 19020
(215) 639-4274

USE OF PROCEEDS

The selling stockholder will receive all the proceeds from the sale of our common stock under this prospectus.  Accordingly, we will not receive any part of the proceeds from the sale of our common stock under this prospectus.

SELLING STOCKHOLDER

The following table sets forth the name of the selling stockholder, the number of shares beneficially owned by the selling stockholder, the number of shares that may be offered under this prospectus and the number of shares of common stock owned by the selling stockholder after the offering is completed.  The selling stockholder has not been an officer, director or had any material relationship with us within the past three years.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

Name	Number of Common Shares Owned Prior to the Offering		Number of Common Shares to be Offered	Number of Common Shares/Percentage of Class to Be Owned After Completion of the Offering
Contract Environmental Services, Inc.(1)	329,598	(2)	329,598	0/0.0%

(1)
The stockholders of Contract Environmental Services, Inc. are Edward D. Massey, Jason W. LeCroy, Angela D. James, Sherry N. Hipp and William H. Williamson.  In the future, the selling stockholder may distribute all or some of its shares to such individuals.

(2)	The issuance of 263,678 of such shares are subject to the achievement of certain financial targets.

Our registration of the shares included in this prospectus does not necessarily mean that the selling stockholder will opt to sell any of the shares offered hereby.  The shares covered by this prospectus may be sold from time to time by the selling stockholder so long as this prospectus remains in effect.

The selling stockholder acquired shares of our common stock pursuant to our acquisition of the assets of Contract Environmental Services, Inc. and other than the potential distribution of shares to Edward D. Massey, Jason W. LeCroy, Angela D. James, Sherry N. Hipp and William H. Williamson, each of whom is a shareholder of Contract Environmental Services, Inc. the selling stockholder does not  have any agreements or understandings directly or indirectly with any person to distribute our common stock.

PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  Subject to compliance with applicable law, the selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	any other method permitted pursuant to applicable law; and

•	distributions to shareholders of Contract Environmental Services, Inc.

The selling stockholder may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.

Upon our being notified in writing by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.  Other than the potential distribution of shares to Edward D. Massey, Jason W. LeCroy, Angela James, Sherry N. Hipp and William H. Williamson, each of whom is a shareholder of Contract Environmental Services, Inc., each selling stockholder has represented and warranted to us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay all fees and expenses incident to the registration of the shares.  We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

LEGAL MATTERS

Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Olshan Grundman Frome Rosenzweig & Wolosky LLP, 65 East 55th Street, New York, New York 10022.  Robert L. Frome, a member of Olshan Grundman Frome Rosenzweig & Wolosky LLP, is a director of the registrant and beneficially owns 43,169 shares and holds options to purchase 43,756 shares of Common Stock of the Company.  In addition, an of counsel of such Firm owns 10,000 shares and holds options to purchase 3,485 shares of Common Stock of the Company.  The shares underlying the options held by Mr. Frome and the other attorney of such Firm were previously registered.

EXPERTS

The financial statements as of December 31, 2008 and 2007 and for each of the three years  in the period ended December 31, 2008 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, incorporated by reference in this prospectus and elsewhere in the registration statement  have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses which will be paid by the Company in connection with the securities being registered.  With the exception of the Securities and Exchange Commission registration fee, all amounts shown are estimates.

SEC registration fee	$325.53
Legal fees and expenses	$20,000.00
Accounting Fees and Expenses	$25,000.00
Miscellaneous	$4,674.74
Total	$50,000.00

ITEM 15.	Indemnification of Directors and Officers.

Sections 1741 through 1750 of Subchapter C of Chapter 17 of the Pennsylvania Business Corporation Law (the "BCL") contain, among other things, provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel.

Under Section 1741, unless otherwise limited by its by-laws, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party or threatened to be made a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent does not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 1742 provides for indemnification with respect to derivative actions similar to that provided by Section 1741.  However, indemnification is not provided under Section 1742 with respect to any claim, issue or matter as to which a director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, a director or officer is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Section 1743 provides that indemnification against expenses is mandatory to the extent that the director or officer has been successful on the merits or otherwise in defense of any such action or proceeding referred to in Section 1741 or 1742.

Section 1744 provides that unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation as authorized in the specific case upon a determination that indemnification of directors and officers is proper because the director or officer met the applicable standard of conduct, and such determination will be made by the Board of Directors by a majority vote of a quorum of directors not parties to the action or proceeding; if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or by the shareholders.

Section 1745 provides that expenses incurred by a director or officer in defending any action or proceeding referred to in the Subchapter may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined by a court having jurisdiction that he is not entitled to be indemnified by the corporation.

Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by the Subchapter shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

Section 1747 also grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against the liability under this Subchapter of the BCL.

Sections 1748 and 1749 apply the indemnification and advancement of expenses provisions contained in the Subchapter to successor corporations resulting from consolidation, merger or division and to service as a representative of a corporation or an employee benefit plan.

The foregoing provisions substantially overlap the provisions of the Pennsylvania Directors' Liability Act, 42 Pa. C.S. ss. 8365, which are also applicable to the Company.

Article XI of the Company's By-laws provides, in part, that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the BCL.

Article XII of the Company's By-laws provides, in part, that:

"A Director shall not be liable for monetary damages as such for any action taken, or any failure to take action, unless (1): the director has breached or failed to perform the duties of his office under Section 8363 of the Pennsylvania Consolidated Statutes and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not relieve a director of responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to local, state or Federal law."

The Company has purchased director and officer liability insurance for its directors and officers.

ITEM 16.	Exhibits.

Exhibit No.	Description

5.1*	Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP with respect to legality of the Common Stock.

23.1*	Consent of Grant Thornton LLP, an independent registered public accounting firm.

23.2*	Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP, included in Exhibit No. 5.1.

24.1*	Power of Attorney, included on the signature page to this Registration Statement.
____________
*	Filed herewith.

ITEM 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is relying on Rule 430B:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registration will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Bensalem, Commonwealth of Pennsylvania, on this 26th day of August, 2009.

HEALTHCARE SERVICES GROUP, INC. (Registrant) /s/ Daniel P. McCartney
Daniel P. McCartney, Chief Executive Officer and Chairman

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.  Each of the undersigned officers and directors of Healthcare Services Group, Inc. hereby constitutes and appoints Daniel P. McCartney and Richard W. Hudson and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him in his name in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and to prepare any and all exhibits thereto, and other documents in connection therewith, and to make any applicable state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done to enable Healthcare Services Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Daniel P. McCartney Daniel P. McCartney	Chief Executive Officer and Chairman	August 26, 2009
/s/ Thomas A. Cook Thomas A. Cook	Director and President	August 26, 2009
/s/ Robert L. Frome Robert L. Frome	Director	August 26, 2009
/s/ John M. Briggs John M. Briggs	Director	August _26, 2009
/s/ Robert J. Moss Robert J. Moss	Director	August 26, 2009
/s/ Joseph F. McCartney Joseph F. McCartney	Director and Vice President	August 26, 2009
/s/Dino D. Ottaviano Dino D. Ottaviano	Director	August 26, 2009
/s/ Richard W. Hudson Richard W. Hudson	Chief Financial Officer and Secretary (Principal Accounting Officer)	August 26, 2009